Exhibit 10.13

INVESTMENT AGREEMENT

This Investment Agreement (the “Agreement”) is made and entered into on this 20th day of February, 2022 (the “Effective Date”), by and between Hana Immunotherapeutics LLC, a Delaware company (“Hana”), and Zura Bio, Ltd, a UK limited company (“Zura”).

RECITALS

A.Zura seeks to enter into this Agreement with Hana, whereby Zura will enter into certain licenses from Pfizer Inc., a Delaware corporation relating to Pfizer’s anti IL-7R antibody PF-06342674 and any fragment or single chain antibody fragment comprising or containing at least on immunoglobulin variable domain or biologically active parts of such domain, variants and modifications thereof (the “Project”).

B.Hana is willing to enter into this Agreement to provide to Zura the $ 10,000,000 investment in consideration of the Project.

AGREEMENTS

The parties hereby agree as follows:

1.Investment. Within 45 days from the Effective Date, Hana shall remit to Zura a cash payment of $ 10,000,000 (the “Investment”).

2.License Agreement with Pfizer. Within 60 days from the Effective Date, Zura agrees to enter into the license agreement with Pfizer in connection with the Project.

3.Cap Table of Zura. Unless otherwise agreed upon by the Parties hereto, upon the Investment under the Agreement, Hana will own and hold 80 % of total equity in Zura and Pfizer will own and hold 20 % of total equity in Zura.

4.Confidentiality and Publicity. Neither party may discuss or disclose any information, or originate any publicity, news release, or other public announcement, written or oral, whether to the public press, stockholders, or otherwise, regarding the terms and conditions of this Agreement, or the performance by either party of its obligations under this Agreement. However, the parties may discuss, disclose, or originate publicity, news releases, or other public announcements relating to information which (a) is or becomes generally available to the public other than as the result of an unauthorized disclosure by either party; (b) becomes available to either party in a manner that is not in contravention of any applicable laws from a source that is not bound by a confidential relationship with the other party; or (c) either party reasonably determines is appropriate for disclosure under any applicable law or is required to be disclosed by any law, court order, or other legal process, including, without limitation, federal securities laws. With respect to disclosure under item (c) above, the disclosing party will notify the nondisclosing party of its obligations to disclose and (i) the non-disclosing party shall have the right to confirm through an opinion of the disclosing party’s counsel of the obligation to disclose, and (ii) the parties will coordinate all such disclosures to the reasonable satisfaction of both the parties.

5.Binding Agreement and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations under this Agreement to any individual or entity without the express written consent of the other party.

6.Entire Agreement, Headings, and Modification. This Agreement contains the entire understandings of the parties with respect to the subject matter herein, and supersedes all previous agreements (oral and written), negotiations, and discussions. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof. Any modifications or amendments to this Agreement must be in writing and signed by both parties.

7.Choice of Law. This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of Delaware, exclusive of its conflicts of law provisions.

8.Waiver. The waiver by either Party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

9.Severability. In the event a court of competent jurisdiction declares any term or provision of this Agreement to be invalid or unenforceable for any reason, this Agreement will remain in full force and effect, and either: (a) the invalid or unenforceable provision(s) will be modified to the minimum extent necessary to make such provision(s) valid and enforceable; or (b) if such a modification is not possible, this Agreement will be interpreted as if such invalid or unenforceable provision(s) were not a part of this Agreement.

10.Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument, and will be an original of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized officers as of the Effective Date.

HANA IMMUNOTHERAPEUTICS LLC ZURA BIO, LTD.

By:	/s/	By:	/s/

Name:	Chris Kim	Name:
Title:	CEO	Title:	Director